UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2003
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Argan, Inc.
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Formerly "Puroflow Incorporated"
(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

001-31756 --------- (Commission File Number)	13-1947195 ----------- (I.R.S. Employer I.D. Number)

One Church Street Suite 302 Rockville, MD ----------------------- (Address of Principal Executive Offices)	20850 ----- (Zip Code)

(301) 315-0027
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(Registrant's telephone number; including area code)

Note:

Argan, Inc. ("Company" or " AI") is amending its Form 8-K (date of report - July 17, 2003); filed July 29, 2003; and amended by a Current Report on Form 8-K/A on September 24, 2003) to change pro forma financial information by reclassifying inventory reserves of $250,000 from other income to cost of goods sold and by eliminating the results of discontinued operations.

ITEM  2.  Acquisition or Disposition of Assets:

            On July 17, 2003, AI acquired Southern Maryland Cable, Inc. ("SMC"), by merger of SMC into AI's wholly owned subsidiary, PFLW\SMC Acquisition Corp. ("PAC").  Following the merger, PAC was renamed SMC.

SMC provides communications infrastructure installation and utility construction services to commercial customers and agencies of the United States federal government. For the year ended December 31, 2002, SMC had revenues of approximately $8,808,000. The purchase price of approximately $4,000,000 was satisfied in cash of which $260,000 is being held in escrow. AI  also assumed  approximately $971,000 of SMC's debt in connection with the acquisition.  The Company consummated a private placement on April 29, 2003. The proceeds after offering costs were approximately $9.6 million, a portion of which were used to acquire SMC.

ITEM  7.  Financial Statements, Pro Forma Financial Information and Exhibits:

(b)        Pro Forma Financial Information:

Unaudited condensed pro forma combined statements of operations for the fiscal year ended January 31, 2003 and for the six months ended July 31, 2003. The Company's unaudited condensed consolidated balance sheet as of July 31, 2003 included on Form 10-QSB filed on September 12, 2003 reflects the financial position of SMC as of July 31, 2003; consequently a pro forma balance sheet is not presented herein.

(c)        Exhibits:

10.01   Agreement and Plan of Merger dated July 17, 2003 by and between Southern Maryland Cable, Inc., Puroflow  Incorporated and PFLW SMC Acquisition Corp. (incorporated by reference herein to Exhibit 10.01 to the Company's Current Report on Form 8-K dated July 17, 2003 filed on July 29, 2003).

23.01    Consent of Sturn Wagner Lombardo & Company, LLC, Certified Public Accountants

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                           ARGAN, INC.

Date:  January 27 , 2004

BY	/s/ Rainer H. Bosselmann -----------------------------
Rainer H. Bosselmann
Chairman of the Board and Chief
Executive Officer

The accompanying unaudited condensed pro forma combined statements of operations present the results of operations of AI and SMC as if the acquisition of SMC had occurred as of February 1, 2002. The pro forma information reflects the total consideration paid. (See Item 2. for details.) SMC reports its results of operations using a calendar year end. In preparing the pro forma information, the Company utilized SMC's December 31, 2002 and June 30, 2003 results of operations in the unaudited condensed pro forma combined statements of operations for the year ended January 31, 2003 and the six months ended July 31, 2003. No material events occurred subsequent to SMC's December 31, 2002 and June 30, 2003 financial reporting periods which would require adjustment to the Company's unaudited condensed pro forma combined statements of operations.  The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.

                            Unaudited Condensed Pro Forma Combined Statement of Operations
                                                For the Year Ended January 31, 2003

	AI as Reported(A)	SMC as Reported	Pro Forma Adjustments	Consolidated Pro Forma
Net Sales	$6,834,000	$8,808,000		$15,642,000
Cost of
Goods Sold	4,750,000	6,939,000		11,689,000

Gross Profit	2,084,000	1,869,000		3,953,000

Selling General
And			(320,000) (1)
Administrative	1,939,000	1,566,000	400,000 (2)	3,585,000
Operating
Income	145,000	303,000	(80,000)	368,000

Interest Expense	(26,000)	(90,000)	--------	(116,000)
Other Income	57,000	17,000	--------	74,000
Income from Cont-
inuing Operations
Before Tax	176,000	230,000	(80,000)	326,000

Provision for Income			88,000 (4)
Taxes	31,000	23,000	(32,000) (3)	110,000

Net Income from
Continuing
Operations	$ 145,000	$ 207,000	$(136,000)	$216,000

Earnings Per Share(5):
Basic - Continuing
Operations	$.29			$.12
Diluted - Continuing
Operations	$.29			$.12

Notes to unaudited condensed pro forma combined statement of operations

(1)  To adjust for the difference between compensation under formal employment agreements between the Company and three SMC officers who were members of the family group who owned and operated SMC and the management fees formerly charged to SMC.

(2)  To adjust for the seven year depreciation of the purchase accounting valuation of $2,662,000 for customer relationships and the amortization of the purchase accounting valuation adjustment of $120,000 allocated to fixed assets.

(3) To reflect the tax impact, assuming an effective tax rate of 40%, arising from the change in pretax income from net pro forma adjustments.
(4) The adjustment to present income tax expense for SMC as if it were a C-Corp for the year.

(5)  The number of shares outstanding were increased to 1,798,000 to reflect the impact of the Company's private  placement consummated on April 29, 2003, a portion of whose proceeds were used to acquire SMC.

(A) Reported on Form 10-KSB filed on March 20, 2003.

                           Unaudited Condensed Pro Forma Combined Statement of Operations
                                                For the Six Months Ended July 31, 2003

	AI as Reported(B)	SMC as Reported	Pro Forma Adjustments	Consolidated Pro Forma
Net Sales	$4,166,000	$4,840,000	($563,000)(10)	$8,443,000
Cost of
Goods Sold	2,979,000	3,764,000	(464,000)(10)	6,279,000

Gross Profit	1,187,000	1,076,000	(99,000)	2,164,000
Selling General			(71,000) (10)
And			(215,000) (6)
Administrative	1,359,000	892,000	200,000 (7)	2,165,000
Operating
Income (Loss)	(172,000)	184,000	(13,000)	(1,000)

Interest Expense	(12,000)	(36,000)	-------	(48,000)
Other Income	27, 000	16,000	-------	43,000
Pretax (Loss)
Income	(157,000)	164,000	(13,000)	(6,000)

Provision for Income			(85,000) (11)
Taxes	245,000	150,000	(5,000) (8)	305,000

Net (Loss) Income	$(402,000)	$14,000	$ 77,000	$(311,000)

Earnings Per Share(9):
Basic and Diluted	$.(34)			$.(17)

Notes to unaudited condensed pro forma combined statement of operations

(6)  To adjust for the difference between compensation under formal employment agreements between the Company and three SMC officers who were members of the family group who owned and operated SMC and the management fees formerly charged to SMC.

(7)  To adjust for the seven year depreciation of the purchase accounting valuation of $2,662,000 for customer relationships and the amortization of the purchase accounting valuation adjustment of $120,000 allocated to fixed assets.

(8) To reflect the tax impact, assuming an effective tax rate of 40%, arising from the increase in pretax income from net pro forma adjustments.

(9)  The number of shares outstanding were increased to 1,798,000 to reflect the impact of the Company's private placement consummated on April 29,2003, a portion of whose proceeds were used to acquire SMC.

(10) Eliminate the results of SMC from The Company for the period after acquisition (July 17-July 31, 2003)
(11) The adjustment to present income tax expense for SMC as if it were a C-Corp for the six months ended July 31, 2003
(B) Reported on Form 10-QSB filed on September 12, 2003